UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 26, 2014

SciQuest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 Weston Parkway, Suite 200, Cary, North Carolina	27513
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (919) 659-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On March 26, 2014, SciQuest, Inc. (the “Company”) entered into an underwriting agreement with J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated, acting severally on behalf of themselves and the underwriters named in Schedule I thereto, pursuant to which the Company agreed to sell, and the underwriters agreed to purchase for resale to the public, subject to the terms and conditions expressed therein, 3,000,000 shares of common stock at a price to the public of $26.75 per share.  Pursuant to the underwriting agreement, the Company also granted the underwriters a 30-day option to purchase up to an additional 450,000 shares (the “Option”).  The offering is expected to close on or about April 1, 2014, subject to the satisfaction of customary closing conditions.

The net proceeds from the offering are expected to be approximately $76.1 million, or $87.5 million if the underwriters exercise the Option in full, in each case after deducting the estimated underwriting discount and the estimated offering expenses.

The shares are being offered and sold pursuant to a prospectus supplement dated March 26, 2014 and an accompanying base prospectus dated March 20, 2014, pursuant to a shelf registration statement on Form S-3 (File No. 333-193777) that became effective on March 20, 2014.  The opinion of Morris, Manning & Martin LLP regarding the validity of the shares being issued and sold in the offering is filed herewith as Exhibit 5.1.

The underwriting agreement contains customary representations, warranties, covenants, conditions to closing, indemnification and other obligations of the parties.  The foregoing description of the underwriting agreement is not complete and is qualified in its entirety by reference to the full text of the underwriting agreement, a copy of which is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated by reference herein.  The underwriting agreement has been filed with this current report on Form 8-K to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.  Investors are not third-party beneficiaries under the underwriting agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Item 8.01.     Other Events.

On March 26, 2014, the Company issued a press release announcing the pricing of the offering referred to under Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
1.1†	Underwriting Agreement, dated March 26, 2014, by and among SciQuest, Inc., J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated
5.1	Opinion of Morris, Manning & Martin, LLP
23.1	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1)
99.1	Press Release dated March 26, 2014

†

Schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.
Date: March 27, 2014
	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated March 26, 2014, by and among SciQuest, Inc., J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated
5.1	Opinion of Morris, Manning & Martin, LLP
23.1	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1)
99.1	Press Release dated March 26, 2014